EXHIBIT (H)(3)

                                     ADDITION OF THE
                            JEFFERSON REGIONAL BANK FUND
                                   JEFFERSON REIT FUND
                                       TO THE
                           FUND ACCOUNTING SERVICING AGREEMENT
                                       Between
                              THE JEFFERSON FUND GROUP TRUST
                                         and
                            FIRSTAR MUTUAL FUND SERVICES, LLC
                         which is Dated as of March 16, 1995

  WHEREAS, the above parties have entered into a Fund Accounting Servicing Agreement (the "Agreement") whereby Firstar Mutual Fund Services, LLC ("Firstar") has agreed to provide fund accounting services to The Jefferson Fund Group Trust (the "Trust"); and

  WHEREAS, the parties would like to add the Jefferson Regional Bank Fund and the Jefferson REIT Fund (collectively, the "Funds") to the Agreement;

  NOW THEREFORE, the Trust and Firstar agree to add the Funds to the Agreement and compensation for the Funds will be determined as described in the Agreement.

  Dated this ------------  day of October, 1998


THE JEFFERSON FUND                                FIRSTAR MUTUAL FUND
GROUP TRUST                                            SERVICES, LLC
BY: -----------------------------       BY:----------------------------


ATTEST:                                 TTEST: